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                                                                    EXHIBIT 5.1

                            F O L E Y & L A R D N E R
                           A T T O R N E Y S A T L A W

CHICAGO                          FIRSTAR CENTER                        SAN DIEGO
JACKSONVILLE                777 EAST WISCONSIN AVENUE              SAN FRANCISCO
LOS ANGELES              MILWAUKEE, WISCONSIN 53202-5367             TALLAHASSEE
MADISON                     TELEPHONE (414) 271-2400                       TAMPA
ORLANDO                     FACSIMILE (414) 297-4900            WASHINGTON, D.C.
SACRAMENTO                                                       WEST PALM BEACH
                              WRITER'S DIRECT LINE

                                 April 21, 1998





Oshkosh Truck Corporation
Pierce Manufacturing, Inc.
Summit Performance Systems, Inc.
McNeilus Companies, Inc.
McNeilus Truck & Manufacturing, Inc.
Iowa Contract Fabricators, Inc.
McIntire Fabricators, Inc.
Kensett Fabricators, Inc.
McNeilus Financial, Inc.
2307 Oregon Street
Oshkosh, Wisconsin  54903-2566

Ladies and Gentlemen:

        We have acted as counsel for Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospects constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 8 3/4% Senior Subordinated Notes due 2008 (the "New Notes") for an equal principal amount of the Company's outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Notes"). The New Notes will be fully and unconditionally guaranteed on a senior subordinated basis (the "New Note Guarantees") by, and will be joint and several obligations of, Pierce Manufacturing Inc., a Wisconsin corporation and a subsidiary of the Company, Summit Performance Systems, Inc., a Wisconsin corporation and a subsidiary of the Company, McNeilus Companies, Inc., a Minnesota corporation and a subsidiary of the Company, McNeilus Truck & Manufacturing, Inc., a Minnesota corporation and a subsidiary of the Company, Iowa Contract Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, McIntire Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, Kensett Fabricators, Inc., an Iowa corporation and a subsidiary of the Company, and McNeilus Financial, Inc., a Texas corporation and a subsidiary of the Company (collectively, the "Subsidiary Guarantors").




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Oshkosh Truck Corporation
April 21, 1998
Page 2


        The Notes were issued, and the New Notes will be issued, pursuant to an Indenture (the "Indenture") dated as of February 26, 1998, by and among the Company, the Subsidiary Guarantors and Firstar Trust Company, a Wisconsin state banking corporation, as Trustee (the "Trustee").

        In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture (included as Exhibit 4.2 to the Registration Statement); (c) the form of the New Notes (included as
Exhibit 4.3 to the Registration Statement; (d) the form of the New Note Guarantees (included as Exhibit 4.4 to the Registration Statement); and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examinations of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        1. The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

        2. The New Note Guarantees, when duly executed and delivered by or on behalf of the Subsidiary Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer, will be legally issued and valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms;

except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject, in each case, to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provision does not affect the validity of the New Notes or the New Note Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.




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Oshkosh Truck Corporation
April 21, 1998
Page 3

        We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. In rendering our opinions with respect to the New Notes and the New Note Guarantees, we have assumed with your permission, and without independent investigation, that the applicable laws of the States of New York, Minnesota, Texas and Iowa are identical in all relevant respects to the substantive laws of the State of Wisconsin. We express no opinion and make no representation with respect to the law of any other jurisdiction.

        This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                                                     Very truly yours,


                                                     /s/ Foley & Lardner